Exhibit 10.28

AMENDMENT NO. 8

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 8 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of December 15, 2016, by and among WELLS FARGO CAPITAL FINANCE, LLC, in its capacity as agent (in such capacity, “Agent”) for the Lenders (as defined in the Loan Agreement referred to below), KINERGY MARKETING LLC (“Kinergy”), and PACIFIC AG. PRODUCTS, LLC (“Pacific Ag” and together with Kinergy, each individually, a “Borrower” and collectively, the “Borrowers”).

WHEREAS, Borrowers, Agent and Lenders have entered into certain financing arrangements as set forth in (a) the Amended and Restated Loan and Security Agreement, dated as of May 4, 2012, by and among Agent, Lenders and Borrowers (as amended, restated, renewed, extended, supplemented, substituted and otherwise modified from time to time, the “Loan Agreement”) and (b) the Financing Agreements (as defined in the Loan Agreement);

WHEREAS, Borrowers have requested, pursuant to Section 2.3 of the Loan Agreement, that the Maximum Credit be increased to $85,000,000; and

WHEREAS, Borrowers, Agent and Lenders are willing to agree to such request, subject to the terms and conditions of this Amendment.

WHEREAS, Borrowers have advised Agent that Borrowers desire to enter into new Marketing Agreements (as defined in the Loan Agreement) with certain of the Aventine Affiliates, each substantially in the form of Exhibit A attached hereto (the “New Marketing Agreements”);

WHEREAS, Borrowers, Agent and Lenders have agreed to amend and modify certain provisions of Loan Agreement, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, upon the mutual agreements and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                   Definitions.

(a)                Additional Definitions. The Loan Agreement is hereby amended to add the following new definition thereto:

““Amendment No. 8” shall mean Amendment No. 8 to Amended and Restated Loan and Security Agreement, dated as of December 15, 2016.”

(b)                Interpretation. Capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Loan Agreement.

2.                   Consent. To the extent their consent may be necessary or required under the Loan Agreement or the other Financing Agreement, Agent and Lenders hereby consent to the consummation of the transactions contemplated by the New Marketing Agreements.

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3. Amendments.

(a)                Maximum Credit. Section 1.86 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“1.86 “Maximum Credit” shall mean the amount of $85,000,000.”

(b)                Aventine Definitions. Each reference to the terms “Aventine Acquired Inventory”, “Aventine Affiliates”, “Aventine Revolving Agent”, “Aventine Term Agent”, “Aventine Lenders”, “Aventine Revolving Loan Agreement”, and “Aventine Term Loan Agreement” appearing in the Loan Agreement are hereby replaced with, respectively, the terms “Pacific Ethanol Acquired Inventory”, “Pacific Ethanol Affiliates”, “Pacific Ethanol Revolving Agent”, “Pacific Ethanol Term Agent”, “Pacific Ethanol Lenders”, “Pacific Ethanol Revolving Loan Agreement”, and “Pacific Ethanol Term Loan Agreement”.

(c)                Pacific Ethanol Affiliates. The definition of “Pacific Ethanol Affiliates” (as such term has been amended by the foregoing clause (b)) set forth in the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

““Pacific Ethanol Affiliates” mean, collectively, (a) Pacific Ethanol Central, LLC (f/k/a Aventine Renewal Energy Holdings, Inc.), (b) Pacific Ethanol Aurora West, LLC (f/k/a Aventine Renewable Energy – Aurora West, LLC), (c) Pacific Ethanol Pekin, LLC (f/k/a Aventine Renewable Energy, Inc.), (d) Aventine Renewable Energy – Mt Vernon, LLC, (e) Aventine Renewable Energy - Canton, LLC, (f) Pacific Ethanol Aurora East, LLC (f/k/a Nebraska Energy, L.L.C.), (g) Aventine Power, LLC, and (h) Pacific Aurora, LLC, in each instance, together with its successors and assigns.”

(d)                Pacific Ethanol Term Loan Agreement. The definition of “Pacific Ethanol Term Loan Agreement” (as such term has been amended by the foregoing clause (b)) set forth in the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

““Pacific Ethanol Term Loan Agreement” shall mean, collectively, (a) the Credit Agreement, dated as of December 15, 2016, by and among the financial institutions from time to time party thereto as lenders, CoBank, ACB, in its capacity as agent for such financial institutions, and Pacific Ethanol Pekin, Inc. as the borrower thereunder, (b) the Credit Agreement, dated as of December 15, 2016, by and among CoBank, ACB, in its capacity lender, Pacific Ethanol Aurora East, LLC, Pacific Ethanol Aurora West, LLC and Pacific Aurora, LLC as co-borrowers thereunder, and (c) any successor agreement executed by any Pacific Ethanol Affiliate to refinance or replace such Credit Agreement or any successor agreement, in each case, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.”

(e)                Marketing Agreements. The definition of “Marketing Agreements” set forth in the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

““Marketing Agreements” shall mean each of (i) the Ethanol Marketing Agreement (Pekin Facility), dated on or about the date of Amendment No. 3, between Kinergy and Pacific Ethanol Pekin, LLC, as amended from time to time, including Amendment No. 1. To Ethanol Marketing Agreement dated as of December 15, 2016, (ii) the Ethanol Marketing Agreement, dated on or about the date of Amendment No. 8, between Kinergy and Pacific Aurora, LLC, (iii) that Co-Product Marketing Agreement, dated on or about the date of Amendment No. 8, between Pacific Ag and Pacific Aurora, LLC, and (iv) such other marketing agreements that may be approved by Agent from time to time in its reasonable discretion, each as amended, restated, supplemented or modified from time to time.”

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4.                   Accordion Acknowledgment. Borrowers acknowledges and agrees that this Amendment and the increase to the Maximum Credit set forth herein constitutes a request by Administrative Borrower to Agent to increase the Maximum Credit, and an increase to the Maximum Credit, under and for purposes of Section 2.3 of the Loan Agreement.

5.                   Amendment Fee. In addition to all other fees, costs and expenses payable by Borrowers to Agent and Lenders under the Financing Agreements, Borrowers shall pay to Agent an amendment fee in the amount of $37,500 (the “Amendment Fee”). The Amendment Fee shall be fully earned, due and payable on the date hereof, and shall not be subject to refund or rebate for any reason. Borrowers acknowledge and agree that Agent may, in its sole and absolute discretion, allocate to itself or to any Lender all or any portion of the Amendment Fee.

6.                   Additional Representation. In addition to the continuing representations, warranties and covenants at any time made by Borrowers to Agent and Lenders pursuant to the Loan Agreement and the other Financing Agreements, Borrowers hereby jointly and severally represent, warrant and covenant with and to Agent and Lenders that, (a) as of the date of this Amendment and after giving effect hereto, no Default or Event of Default exists or has occurred and is continuing and (b) Borrowers have provided to Agent true and complete copies of the Pacific Ethanol Term Loan Agreement, as in effect as of the date hereof.

7.                   Release. In consideration of the agreements of Agent and Lenders contained herein and the making of loans by or on behalf of Agent and Lenders to Borrowers pursuant to the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower and Parent on behalf of itself and its successors, assigns, and other legal representatives, hereby, jointly and severally, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives and their respective successors and assigns (Agent, each Lender and all such other parties being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, whether liquidated or unliquidated, matured or unmatured, asserted or unasserted, fixed or contingent, foreseen or unforeseen and anticipated or unanticipated, which any Borrower or Parent, or any of its successors, assigns, or other legal representatives and its successors and assigns may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, in relation to, or in any way in connection with the Loan Agreement, as amended and supplemented through the date hereof, this Agreement and the other Financing Agreements. Each Borrower and Parent understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

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8.                   Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the receipt by Agent of (a) an original (or electronic copy) of this Amendment duly authorized, executed and delivered by Borrowers and Lenders, (b) an original (or electronic copy) of the Pacific Ethanol Term Loan Agreement duly authorized, executed and delivered by the parties thereto and (c) evidence, satisfactory to Agent, of the receipt by (or for the account of) the Pacific Ethanol Affiliates of not less than $155.1 million in principal plus accrued interest of net proceeds from the term loan contemplated in the Pacific Ethanol Term Loan Agreement.

9.                   Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Loan Agreement or the other Financing Agreements are intended or implied and in all other respects the Loan Agreement and other Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent of conflict between the terms of this Amendment, on the one hand, and Loan Agreement or the other Financing Agreements, on the other hand, the terms of this Amendment shall control.

10.               Further Assurances. Borrowers shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment.

11.               Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

12.               Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of California (without giving effect to principles of conflict of laws).

13.               Counterparts. This Amendment may be signed in counterparts, each of which shall be an original and all of which taken together constitute one agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart signed by the party to be charged. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWERS:

KINERGY MARKETING LLC,

   as a Borrower

By: /s/ Bryon T. McGregor

Name: Bryon T. McGregor

Title: CFO

PACIFIC AG. PRODUCTS, LLC,

   as a Borrower

By: /s/ Bryon T. McGregor

Name: Bryon T. McGregor

Title: CFO

ACKNOWLEDGED AND AGREED:

PACIFIC ETHANOL, INC,

   as Parent

By: /s/ Bryon T. McGregor

Name: Bryon T. McGregor

Title: CFO

AGENT AND LENDER:

WELLS FARGO CAPITAL FINANCE, LLC,

   as Agent and sole Lender

By: /s/ Carlos Valles

Name: Carlos Valles

Title: Vice President

Signature Page to 8th Amendment

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